Ex-99.(g)(iii)

AMENDMENT TO CUSTODIAN INVESTMENT ACCOUNTING AGREEMENT

This Amendment (the “Amendment”) to the Custodian and Investment Accounting Agreement is made as of June 21, 2017, by and between each legal entity set forth on Exhibit A thereto (each a “Fund” and collectively, the “Funds”) and State Street Bank and Trust Company (“State Street” or “Custodian”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

WHEREAS, each Fund and the State Street entered into that certain Custodian and Investment and Accounting Agreement dated as of November 1, 2001 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, State Street and the Funds desire to amend the Agreement as more particularly set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment. The Agreement shall be amended, supplemented and modified as follows:

(a)	New Section 27 of the Agreement shall be added to the Agreement as follows:

“Section 27.   Foreign Exchange.

Section 27.1.   Generally. Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

Section 27.2.   Fund Elections. Each Fund (or its investment advisor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian. Where the Fund or its investment advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the general client publications of State Street available from time to time to clients and their investment managers (“Client Publications”) (“Indirect Foreign Exchange Service Transactions”), the Fund (or its investment advisor) instructs the Custodian, on behalf of the Fund, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Fund, its investment advisor or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Fund (or its investment advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction. The transaction pricing and reporting for the Indirect Foreign Exchange Service Transactions shall be made available as outlined in the Client Publications.

Section 27.3.   Fund Acknowledgement. Each Fund acknowledges that in connection with all foreign exchange transactions entered into by the Fund (or its investment advisor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)	shall be acting in a principal capacity and not as broker, agent or fiduciary to the Fund or its investment advisor;

(ii)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Fund or its investment advisor; and

(iii)	shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Fund or its investment advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Fund or the investment advisor or (ii) as established by the sub-custodian from time to time.

Section 27.4.   Transactions by State Street. The Custodian or its affiliates, including SSGM, when entering into foreign exchange transactions, may trade based upon information that is not available to the Fund (or its investment advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Fund (or its investment advisor), and in connection with such transactions shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Fund or the investment advisor.”

(b)	New Section 28 of the Agreement shall be added to the Agreement as follows:

“Section 28. Global Account Documentation Services. The Custodian shall provide Global Documentation Services as follows:

1.	Prepare account opening and maintenance, tax reclaim and proxy documentation as required by the local markets, including powers of attorney with respect to account openings and proxies; provided, however, such powers of attorney do not include any proxy voting authority of the Custodian.
2.	Prepare documentation based on best available information; industry experience; communications with local market sub-custodian, depository, exchange, or other relevant entity; and client feedback, as necessary.
3.	Obtain consularization, legalization, and/or state and country apostillation of documents, as needed; provided, however, such consularization does not include consularization that requires a money order.
4.	Provide completed documents to the Fund for final review and execution.”

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(c)	Section 20 of the Agreement is hereby amended to amend the notice address to State Street as follows:

“To State Street:

State Street Bank and Trust Company

Josiah Quincy Building
200 Newport Avenue
North Quincy, Massachusetts 02171

Attention: Suzanne M. Hinckley, Managing Director

Telephone: 617-537-4753

Facsimile: 617-956-6670

with a copy to:

State Street Bank and Trust Company

Legal Division – Global Services Americas

One Lincoln Street

Boston, MA 02110

Attention: Senior Vice President and Senior Managing Counsel”

(d)	Exhibit A attached hereto shall replace in its entirety any prior Exhibit A.

2.	Miscellaneous.

(a)	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereto adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

EACH OF THE LEGAL ENTITIES LISTED ON EXHIBIT A

ATTACHED HERETO

By:	/s/ Lawrence H. Kaplan
Name:	Lawrence H. Kaplan
Title:	Vice President and Secretary

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

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CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

EXHIBIT A

Lord Abbett Affiliated Fund, Inc.
Lord Abbett Bond-Debenture Fund, Inc.
Lord Abbett Developing Growth Fund, Inc.
Lord Abbett Equity Trust
Lord Abbett Calibrated Large Cap Value Fund
Lord Abbett Calibrated Mid Cap Value Fund
Lord Abbett Global Fund, Inc.
Lord Abbett Emerging Markets Corporate Debt Fund
Lord Abbett Emerging Markets Currency Fund
Lord Abbett Emerging Markets Local Bond Fund
Lord Abbett Multi-Asset Global Opportunity Fund
Lord Abbett Investment Trust
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Core Plus Bond Fund
Lord Abbett Corporate Bond Fund
Lord Abbett Floating Rate Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Multi-Asset Balanced Opportunity Fund
Lord Abbett Multi-Asset Focused Growth Fund
Lord Abbett Multi-Asset Growth Fund
Lord Abbett Multi-Asset Income Fund
Lord Abbett Short Duration Core Bond Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Ultra Short Bond Fund
Lord Abbett Mid Cap Stock Fund, Inc.
Lord Abbett Municipal Income Fund, Inc.
Lord Abbett AMT Free Municipal Bond Fund
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration High Yield Municipal Bond Fund
Lord Abbett Short Duration Tax Free Fund
Lord Abbett Research Fund, Inc.
Lord Abbett Calibrated Dividend Growth Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series

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Lord Abbett Securities Trust
Lord Abbett Alpha Strategy Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Global Core Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett International Core Equity Fund
Lord Abbett International Dividend Income Fund
Lord Abbett International Opportunities Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund
Lord Abbett Series Fund, Inc.
Bond-Debenture Portfolio
Calibrated Dividend Growth Portfolio
Classic Stock Portfolio
Developing Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Core Equity Portfolio
International Opportunities Portfolio
Mid Cap Stock Portfolio
Short Duration Income Portfolio
Total Return Portfolio
Value Opportunities Portfolio
Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.

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